UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2025

CENTURY COMMUNITIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2025, Century Communities, Inc. (the “Company”) and its subsidiary guarantors party thereto (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”).  The Purchase Agreement relates to the sale and issuance by the Company of $500 million aggregate principal amount of its 6.625% Senior Notes due 2033 (the “Notes”) in a private offering (the “Offering”), exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The Offering of the Notes is expected to close on September 17, 2025, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Guarantors, and customary closing conditions and termination provisions.  Under the terms of the Purchase Agreement, the Company and Guarantors have agreed to indemnify the Initial Purchasers and their controlling persons against certain liabilities or to contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “8-K”) and is incorporated herein by reference.

Item 8.01.	Other Events.

Press Release Announcing Pricing of Private Offering of $500 Million of Senior Notes due 2033

On September 3, 2025, the Company issued a press release announcing the pricing of the Offering of $500 million aggregate principal amount of the Notes.  The Notes will bear interest at 6.625% and will be guaranteed on an unsecured senior basis by certain of the Company’s current and future subsidiaries, including substantially all of its domestic wholly-owned subsidiaries.  The Notes will be sold to investors at a price of 100% of the principal amount thereof.

The Offering is expected to close on September 17, 2025, subject to customary closing conditions.

The Company expects the aggregate net proceeds of the Offering to be approximately $494 million after payment by the Company of the initial purchasers’ discounts and other estimated fees and expenses.  The Company intends to use the net proceeds from the Offering, plus cash on hand, to finance the aggregate redemption price to be paid in connection with the Company’s previously announced redemption (the ‘‘Redemption’’) of all $500.0 million aggregate principal amount of its 6.750% Senior Notes due 2027 outstanding.

The offer and sale of the Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.  The Notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

A copy of the press release is filed as Exhibit 99.1 to this 8-K and is incorporated herein by reference.

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This 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other security, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

This 8-K contains forward-looking statements within the meaning of the federal securities laws, and such statements should not be interpreted to be guarantees of future performance or results.  Forward-looking statements are based on the Company’s current beliefs or expectations with respect to future events, and are subject to assumptions and unknown risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the beliefs or expectations expressed in or suggested by the forward-looking statements.  Forward-looking statements in this 8-K include statements relating to, among other things, the intended use of proceeds or other aspects of the Offering of the Notes and the Redemption.  Actual events and/or results may differ materially from those projected in such forward-looking statements.  Please see the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other reports filed with the U.S. Securities Exchange Commission for factors that could cause actual results to differ materially from those expressed in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Purchase Agreement, dated September 3, 2025, among Century Communities, Inc., the Guarantors party thereto, and J.P. Morgan Securities LLC, as representative of the initial purchasers named in Schedule A thereto

99.1	Press release, dated September 3, 2025, announcing pricing of private offering of $500 million of Senior Notes due 2033
104	The cover page from this current report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2025	Century Communities, Inc.

	By:	/s/ J. Scott Dixon
Name: J. Scott Dixon
Title: Chief Financial Officer

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